Exhibit 99.1

Enhabit Reports Third Quarter 2023 Financial Results
Revises Full-Year Guidance

Company to host a conference call tomorrow, November 8, 2023 at 10 AM EDT
DALLAS, TX – November 7, 2023 – Enhabit, Inc. (NYSE: EHAB), a leading home health and hospice care provider, today reported its results of operations for the third quarter ended September 30, 2023.
“In the midst of industry disruption associated with Medicare reimbursement uncertainty, labor pressures and the shift to Medicare Advantage, we continue to deliver on our mission of providing exceptional care to our patients,” said Enhabit’s President and Chief Executive Officer, Barb Jacobsmeyer. “We are winning the war for labor as demonstrated by our recruitment of an additional 166 net new nursing hires in the third quarter, and payors are increasingly receptive to our value proposition given our hospital readmission rates which are 20% better than the national average. Some payors are recognizing the variation of quality results within the industry and are willing to pay for access to high-quality providers like Enhabit.”

QUARTERLY PERFORMANCE - CONSOLIDATED
•Net service revenue of $258.3 million
•Net loss attributable to Enhabit, Inc. of $2.4 million
•Adjusted EBITDA of $23.2 million
•Loss per share of $0.05
•Adjusted earnings per share of $0.03
RECENT COMPANY HIGHLIGHTS
•Continued strong growth in home health Medicare Advantage admissions with non-episodic admissions up 33.5% driving total admission growth of 1.6% year over year
◦11 new Medicare Advantage agreements negotiated in the third quarter
◦22% of non-episodic visits are now in payor innovation contracts at improved rates
•Continued recruiting success adding 166 net new full-time home health nursing hires in the third quarter
•30-day hospitalization readmission rate in home health is approximately 20% better than the national average
•Approximately 44% better than the national average for hospice patient visits in last days of life

•Hospice cost per day stabilized for the third consecutive quarter
•Opened one hospice de novo location in Colorado in July
FINANCIAL RESULTS
Consolidated

($ in millions, except per share data)	Q3				'23 vs. '22
	2023		2022
Home health net service revenue	$210.9		$216.3		(2.5)%
Hospice net service revenue	47.4		49.4		(4.0)%
Total net service revenue	$258.3		$265.7		(2.8)%
	% of Revenue		% of Revenue
Cost of services	51.9%	(134.0)	49.8%	(132.3)	1.3%
Gross margin	48.1%	124.3	50.2%	133.4	(6.8)%
General & administrative expenses	39.1%	(101.0)	38.2%	(101.4)	(0.4)%
Total operating expenses	91.0%	(235.0)	88.0%	(233.7)	0.6%
Other income	0.1		—
Equity earnings / noncontrolling interest	(0.2)		(0.3)
Adjusted EBITDA	$23.2		$31.7		(26.8)%
Adjusted EBITDA margin	9.0%		11.9%
Net (Loss) Income Attributable to Enhabit, Inc.	$(2.4)		$8.6		(127.9)%
Reported Diluted EPS	$(0.05)		$0.17		(128.9)%
Adjusted Diluted EPS	$0.03		$0.19		(84.2)%
The continued shift to more non-episodic admissions in home health impacted consolidated revenue and Adjusted EBITDA by approximately $8 million, net of the impact from improved pricing of payor innovation contracts.

SEGMENT RESULTS
Home health

($ in millions)	Q3		'23 vs. '22
	2023	2022
Net service revenue	$210.9	$216.3	(2.5)%
Cost of services	110.0	109.6	0.4%
Gross margin	47.8%	49.3%
General & administrative expenses	59.0	61.9	(4.7)%
Other income	(0.1)	—
Equity earnings / noncontrolling interest	0.2	0.2	—%
Adjusted EBITDA	$41.8	$44.6	(6.3)%
% Adj. EBITDA margin	19.8%	20.6%
Operational metrics (Actual Amounts)
Starts of care
Episodic admissions	31,490	35,487	(11.3)%
Non-episodic admissions	19,033	14,252	33.5%
Total admissions	50,523	49,739	1.6%
Episodic recertifications	23,290	25,821	(9.8)%
Non-episodic recertifications	9,442	6,541	44.4%
Total recertifications	32,732	32,362	1.1%
Total starts of care	83,255	82,101	1.4%
Completed episodes	53,484	60,396	(11.4)%
Revenue per episode	$3,128	$3,009	4.0%
Visits per episode	14.9	14.9	—%
Total visits	1,162,144	1,175,002	(1.1)%
Non-episodic visits	365,071	272,282	34.1%
Cost per visit	$93	$92	1.1%
The year-over-year decrease in revenue was due primarily to the continued payor mix shift to more non-episodic admissions. Non-episodic admissions grew 33.5% in the quarter, driving total admission growth of 1.6% year over year. Revenue per episode increased year over year primarily due to changes in our estimated recoverability of net service revenue.
Revenue and Adjusted EBITDA decreased $8 million in Q3 due to the continued payor mix shift to more non-episodic admissions. Cost per visit increased 1.1% year over year primarily due to merit and market rate increases for clinical staff, partially offset by improved nursing productivity.

Hospice

($ in millions)	Q3		'23 vs. '22
	2023	2022
Net service revenue	$47.4	$49.4	(4.0)%
Cost of services	24.0	22.7	5.7%
Gross margin	49.4%	54.0%
General & administrative expenses	15.7	17.3	(9.2)%
Equity earnings / noncontrolling interest	—	0.1
Adjusted EBITDA	$7.7	$9.3	(17.2)%
% Adj. EBITDA margin	16.2%	18.8%
Operational metrics (Actual Amounts)
Total admissions	2,882	2,982	(3.4)%
Patient days	311,719	320,732	(2.8)%
Discharged average length of stay	107	103	3.9%
Average daily census	3,388	3,486	(2.8)%
Revenue per day	$152	$154	(1.3)%
Cost per day	$77	$71	8.5%
Net service revenue decreased year over year primarily due to a decrease in patient days.
Adjusted EBITDA decreased year over year primarily due to higher cost of services resulting from increased labor costs. Cost per day increased year over year primarily due to increased labor costs resulting from the implementation of the new case management model, including costs associated with dedicated on-call and triage nurses.
CREDIT AGREEMENT AMENDMENT
On November 3, 2023, Enhabit entered into an amendment to its credit agreement with its bank group. The amendment provided for additional cushion to the Company’s financial covenants through March 31, 2025. The amendment also included a permanent reduction in the revolver commitment from $350 million to $220 million. The Company expects to realize a reduction in commitment fees of $0.3 million per year as a result of the commitment reduction.

“The covenant levels requested and received were done out of an abundance of caution as we continue to operate in an industry with shifting dynamics in payor sources and reimbursement,” said Enhabit’s Chief Financial Officer, Crissy Carlisle. “Given our cash on hand and availability under our revolver, we believe we have adequate liquidity to service our debt and fund operations.”

GUIDANCE
The Company revised its full-year 2023 guidance as follows:

($ in millions, except per share data)	2023 Previous Guidance	2023 Revised Guidance
Net Service Revenue	$1,057 to $1,065	$1,044 to $1,048
Adjusted EBITDA	$100 to $107	$93 to $98
Adjusted EPS	$0.28 to $0.46	$0.09 to $0.31
For additional considerations regarding the Company’s 2023 guidance ranges, see the supplemental information posted on the Company’s website at http://investors.ehab.com.

CONFERENCE CALL INFORMATION
The Company will host an investor conference call at 10 AM Eastern Time on November 8, 2023 to discuss its results for the third quarter of 2023. To access the live call by phone, dial toll-free (888) 660-6150 or international (929) 203-0843; the conference ID is 5248158. A simultaneous webcast of the call, along with supplemental information, may be accessed by visiting https://events.q4inc.com/attendee/530971935. Following the call, a replay will be available at Enhabit’s investor website.

ABOUT ENHABIT HOME HEALTH & HOSPICE
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what's possible for patient care in the home. Enhabit’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 255 home health locations and 109 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
OTHER INFORMATION
Note regarding presentation and reconciliation of non-GAAP financial measures
The financial data contained in this press release and supplemental information includes non-GAAP
(generally accepted accounting principles (GAAP)) financial measures as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EPS, and Adjusted free cash flow. See “Reconciliations of Non-GAAP Financial Measures” for reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Such non-GAAP financial measures exclude significant components in understanding and assessing financial performance and should therefore not be considered superior to, as a substitute for or alternative to the GAAP financial measures presented in this press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

The Company is unable to reconcile the guidance for Adjusted EBITDA and Adjusted EPS to their corresponding GAAP measures without unreasonable effort due to the inherent difficulty in predicting, with reasonable certainty, the future impact of items that are outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Accordingly, the Company relies on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K. Such items include, but are not limited to, gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims);
and items related to corporate and facility restructurings. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Note regarding presentation of same-store comparisons
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ in millions, except per share data)
Net service revenue	$258.3	$265.7	$785.7	$808.0
Cost of service, excluding depreciation and amortization	134.0	132.3	402.1	392.3
General and administrative expenses	108.8	107.5	327.1	310.4
Depreciation and amortization	7.7	8.0	23.2	24.7
Impairment of goodwill	—	—	85.8	—
Operating income (loss)	7.8	17.9	(52.5)	80.6
Interest expense and amortization of debt discounts and fees	10.9	6.2	30.7	6.3
Other (income) expense	(0.1)	—	(0.2)	—
(Loss) income before income taxes and noncontrolling interests	(3.0)	11.7	(83.0)	74.3
Income tax (benefit) expense	(0.8)	2.8	(9.9)	17.9
Net (loss) income	(2.2)	8.9	(73.1)	56.4
Less: Net income attributable to noncontrolling interests	0.2	0.3	1.0	1.6
Net (loss) income attributable to Enhabit, Inc.	$(2.4)	$8.6	$(74.1)	$54.8

Weighted average common shares outstanding:
Basic	49.9	49.6	49.8	49.6
Diluted	49.9	49.7	49.8	49.7

(Loss) earnings per common share:
Basic (loss) earnings per share attributable to Enhabit, Inc. common stockholders	$(0.05)	$0.17	$(1.48)	$1.10
Diluted (loss) earnings per share attributable to Enhabit, Inc. common stockholders	$(0.05)	$0.17	$(1.48)	$1.10

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2023	December 31, 2022
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$31.6	$22.9
Restricted cash	3.6	4.3
Accounts receivable	167.8	149.6
Income tax receivable	2.7	11.4
Prepaid expenses and other current assets	12.1	23.6
Total current assets	217.8	211.8
Property and equipment, net	20.1	20.4
Operating lease right-of-use assets	60.0	42.0
Goodwill	1,061.7	1,144.8
Intangible assets, net	85.9	102.6
Other long-term assets	5.4	5.2
Total assets	$1,450.9	$1,526.8
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$22.6	$23.1
Current operating lease liabilities	12.7	14.0
Accounts payable	6.0	3.8
Accrued payroll	48.6	35.5
Refunds due patients and other third-party payors	7.8	8.3
Accrued medical insurance	8.4	7.5
Other current liabilities	36.9	40.7
Total current liabilities	143.0	132.9
Long-term debt, net of current portion	535.8	560.0
Long-term operating lease liabilities	47.0	28.1
Deferred income tax liabilities	16.3	28.6
Other long-term liabilities	—	1.9
	742.1	751.5
Commitments and contingencies
Redeemable noncontrolling interests	5.0	5.2
Stockholders’ equity:
Enhabit, Inc. stockholders’ equity	676.6	741.7
Noncontrolling interests	27.2	28.4
Total stockholders’ equity	703.8	770.1
Total liabilities and stockholders’ equity	$1,450.9	$1,526.8

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
	($ in millions)
Cash flows from operating activities:
Net (loss) income	$(73.1)	$56.4
Adjustments to reconcile net (loss) income to net cash provided by operating activities—
Depreciation and amortization	23.2	24.7
Amortization of debt related costs	1.0	0.3
Impairment of goodwill	85.8	—
Stock-based compensation	7.2	7.1
Deferred tax benefit	(13.1)	(2.5)
Other, net	0.7	—
Changes in assets and liabilities, net of acquisitions—
Accounts receivable	(17.8)	16.4
Prepaid expenses and other assets	19.9	(22.5)
Accounts payable	2.2	(0.2)
Accrued payroll	13.1	(3.3)
Other liabilities	(3.6)	(0.4)
Net cash provided by operating activities	45.5	76.0
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(2.8)	—
Purchases of property and equipment	(3.1)	(5.3)
Additions to capitalized software costs	(0.5)	—
Other, net	0.6	1.2
Net cash used in investing activities	(5.8)	(4.1)
Cash flows from financing activities:
Principal borrowings on term loan	—	400.0
Principal payments on term loan	(15.0)	(5.0)
Principal payments on debt	—	(0.4)
Borrowings on revolving credit facility	—	170.0
Payments on revolving credit facility	(10.0)	—
Principal payments under finance lease obligations	(2.6)	(3.6)
Debt issuance costs	(1.1)	—
Distributions paid to noncontrolling interests of consolidated affiliates	(2.5)	—
Contributions from Encompass	—	59.8
Distributions to Encompass	—	(654.9)
Contributions from noncontrolling interests of consolidated affiliates	—	7.4
Other	(0.5)	(5.3)
Net cash used in financing activities	(31.7)	(32.0)
Increase in cash, cash equivalents, and restricted cash	8.0	39.9
Cash, cash equivalents, and restricted cash at beginning of year	27.2	8.0
Cash, cash equivalents, and restricted cash at end of period	$35.2	$47.9

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Diluted Earnings Per Share to
Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Diluted earnings per share, as reported	$(0.05)	$0.17	$(1.48)	$1.10
Adjustments, net of tax:
Impairment of goodwill	—	—	1.50	—
Unusual or nonrecurring items that are not typical of ongoing operations(1)	0.07	0.02	0.14	0.11
Income tax adjustments(2)	—	—	0.01	—
Adjusted diluted earnings per share(3)	$0.03	$0.19	$0.16	$1.21
(1)    Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one-time standalone transition costs; in YTD 2022, they include one-time standalone transition costs and costs due to Encompass strategic review.
(2)    Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.
(3)    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Adjusted EBITDA to
Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,
	2023
		Adjustments
	As Reported	Unusual or nonrecurring items that are not typical of ongoing operations	Income Tax Adjustments(3)	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$23.2	$—	$—	$23.2
Interest expense and amortization of debt discounts & fees	(10.9)	—	—	(10.9)
Depreciation and amortization	(7.7)	—	—	(7.7)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(4.9)	4.9	—	—
Stock-based compensation	(3.1)	—	—	(3.1)
Gain on disposal or impairment of assets	0.2	—	—	0.2
Net (loss) income before income taxes, including noncontrolling interests	(3.2)	4.9	—	1.7
Income tax benefit (expense)	0.8	(1.3)	0.1	(0.4)
Net (loss) income attributable to Enhabit	$(2.4)	$3.6	$0.1	$1.3
Diluted earnings per share(4)	$(0.05)	$0.07	$—	$0.03
Diluted shares	49.9			49.9
(1)    Reconciliation to GAAP provided on page 14.
(2)    Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism.
(3)    Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.
(4)    Diluted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Adjusted EBITDA to
Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,
	2022
		Adjustments
	As Reported	Unusual or nonrecurring items that are not typical of ongoing operations	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$31.7	$—	$31.7
Depreciation and amortization	(8.0)	—	(8.0)
Interest expense and amortization of debt discounts & fees	(6.2)	—	(6.2)
Stock-based compensation	(4.5)	—	(4.5)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(0.9)	0.9	—
Loss on disposal or impairment of assets	(0.7)	—	(0.7)
Income before income tax expense	11.4	0.9	12.3
Provision for income tax expense	(2.8)	(0.1)	(2.9)
Net income attributable to Enhabit	$8.6	$0.8	$9.4
Adjusted diluted earnings per share(3)	$0.17	$0.02	$0.19
Diluted shares used in calculation	49.7		49.7
(1)    Reconciliation to GAAP provided on page 14.
(2)    Unusual or nonrecurring items include one time standalone transition costs.
(3)    Adjusted diluted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Adjusted EBITDA to
Adjusted Diluted Earnings Per Share

	Nine Months Ended September 30,
	2023
		Adjustments
	As Reported	Impairment of Goodwill	Unusual or nonrecurring items that are not typical of ongoing operations	Income Tax Adjustments(3)	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$72.5	$—	$—	$—	$72.5
Impairment of goodwill	(85.8)	85.8	—	—	—
Interest expense and amortization of debt discounts & fees	(30.7)	—	—	—	(30.7)
Depreciation and amortization	(23.2)	—	—	—	(23.2)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(9.8)	—	9.8	—	—
Stock-based compensation	(7.2)	—	—	—	(7.2)
Gain on disposal or impairment of assets	0.2	—	—	—	0.2
Net (loss) income before income taxes, including noncontrolling interests	(84.0)	85.8	9.8	—	11.6
Income tax benefit (expense)	9.9	(11.1)	(2.9)	0.6	(3.5)
Net (loss) income attributable to Enhabit	$(74.1)	$74.7	$6.9	$0.6	$8.1
Diluted earnings per share(4)	$(1.48)	$1.50	$0.14	$0.01	$0.16
Diluted shares	49.8				49.8
(1)    Reconciliation to GAAP provided on page 14.
(2)    Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism.
(3)    Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.
(4)    Diluted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Adjusted EBITDA to
Adjusted Diluted Earnings Per Share

	Nine Months Ended September 30,
	2022
		Adjustments
	As Reported	Unusual or nonrecurring items that are not typical of ongoing operations	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$119.0	$—	$119.0
Depreciation and amortization	(24.7)	—	(24.7)
Stock-based compensation	(7.1)	—	(7.1)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(7.0)	7.0	—
Interest expense and amortization of debt discounts and fees	(6.3)	—	(6.3)
Stock-based compensation included in overhead allocation	(1.1)	—	(1.1)
Loss on disposal or impairment of assets	(0.1)	—	(0.1)
Income before income tax expense	72.7	7.0	79.7
Provision for income tax expense	(17.9)	(1.6)	(19.5)
Net income attributable to Enhabit	$54.8	$5.4	$60.2
Adjusted diluted earnings per share(3)	$1.10	$0.11	$1.21
Diluted shares used in calculation	49.7		49.7
(1)    Reconciliation to GAAP provided on page 14.
(2)    Unusual or nonrecurring items in 2022 include one time standalone transition costs and costs due to Encompass strategic review.
(3)    Adjusted diluted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ in millions)
Net (loss) income	$(2.2)	$8.9	$(73.1)	$56.4
Interest expense and amortization of debt discounts and fees	10.9	6.2	30.7	6.3
Depreciation and amortization	7.7	8.0	23.2	24.7
Unusual or nonrecurring items that are not typical of ongoing operations(1)	4.9	0.9	9.8	7.0
Stock-based compensation	3.1	4.5	7.2	7.1
Income tax (benefit) expense	(0.8)	2.8	(9.9)	17.9
Net income attributable to noncontrolling interests	(0.2)	(0.3)	(1.0)	(1.6)
(Gain) loss on disposal or impairment of assets	(0.2)	0.7	(0.2)	0.1
Impairment of goodwill	—	—	85.8	—
Stock-based compensation included in overhead allocation	—	—	—	1.1
Adjusted EBITDA	$23.2	$31.7	$72.5	$119.0

(1)    Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one-time standalone transition costs; in YTD 2022, they include one-time standalone transition costs and costs due to Encompass strategic review.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ in millions)
Net cash provided by operating activities	$6.3	$1.0	$45.5	$76.0
Interest expense, excluding amortization of debt discounts and fees	10.7	6.2	30.3	6.3
Unusual or nonrecurring items that are not typical of ongoing operations(1)	4.9	0.9	9.8	7.0
Current portion of income tax expense	1.3	3.9	3.2	20.4
Net income attributable to noncontrolling interests in continuing operations	(0.2)	(0.3)	(1.0)	(1.6)
Other	0.2	(0.3)	(0.3)	(0.2)
Change in assets and liabilities, excluding derivative instruments	—	20.3	(15.0)	10.0
Stock-based compensation included in overhead allocation	—	—	—	1.1
Adjusted EBITDA	$23.2	$31.7	$72.5	$119.0
(1)    Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one-time standalone transition costs; in YTD 2022, they include one-time standalone transition costs and costs due to Encompass strategic review.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to
Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ in millions)
Net cash provided by operating activities	$6.3	$1.0	$45.5	$76.0
Unusual or nonrecurring items that are not typical of ongoing operations(1)	4.9	0.9	9.8	7.0
Capital expenditures for maintenance	(1.9)	(0.5)	(3.6)	(3.1)
Other working capital adjustments	(0.7)	0.9	(1.7)	—
Distributions paid to noncontrolling interests of consolidated affiliates	—	(0.2)	(2.5)	(0.9)
Stock-based compensation included in overhead allocation	—	—	—	1.1
Adjusted free cash flow	$8.6	$2.1	$47.5	$80.1
(1)    Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one-time standalone transition costs; in YTD 2022, they include one-time standalone transition costs and costs due to Encompass strategic review.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Gross Margin to Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Gross margin as a percentage of revenue	48.1%	50.2%	48.8%	51.4%
General and administrative expenses	(42.1)%	(40.5)%	(41.6)%	(38.4)%
Unusual or nonrecurring items that are not typical of ongoing operations(1)	1.9%	0.3%	1.2%	0.9%
Stock-based compensation	1.2%	1.7%	0.9%	1.0%
Noncontrolling interests	(0.1)%	—%	(0.1)%	(0.2)%
(Gain) loss on disposal or impairment of assets	—%	0.2%	—%	—%
Adjusted EBITDA Margin	9.0%	11.9%	9.2%	14.7%
(1)    Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one-time standalone transition costs; in YTD 2022, they include one-time standalone transition costs and costs due to Encompass strategic review.

FORWARD-LOOKING STATEMENTS
Statements contained in this press release which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, our ability to attract and retain key management personnel and healthcare professionals, potential disruptions or breaches of our or our vendors’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures, our ability to control costs, particularly labor and employee benefit costs, and that our review of strategic alternatives will result in our pursuing any strategic transaction, or that we will successfully consummate any particular strategic transaction on attractive terms or at all. Our annual reports on Form 10-K and quarterly reports on Form 10-Q, each of which can be found on the Company’s website at http://investors.ehab.com and the SEC’s website at www.sec.gov, discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this press release.

Investor Relations Contact
Jordan Loyd
InvestorRelations@ehab.com
469-860-6061

Media Contact
Erin Volbeda
Media@ehab.com
972-338-5141